   As filed with the Securities and Exchange Commission on December 11, 1997

                                               Registration No. 333-
--------------------------------------------------------------------------------


                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                  FORM S-8
                           Registration Statement
                                    under
                         The Securities Act of 1933


                           EPL TECHNOLOGIES, INC.
           ------------------------------------------------------
             (Exact name of issuer as specified in its charter)




            Colorado                                    84-0990658
------------------------------------       ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)


2 International Plaza, Suite 245
Philadelphia, Pennsylvania                                19113-1507
-------------------------------------                    -----------
(Address of principal executive offices)                   Zip Code



                EPL Technologies, Inc. 1994 Stock Incentive Plan
                            (Full title of the Plan)

                                 Paul L. Devine
                      Chairman of the Board, President and
                            Chief Executive Officer
                             EPL Technologies, Inc.
                        2 International Plaza, Suite 245
                          Philadelphia, PA 19113-1507
                    ---------------------------------------
                    (Name and address of agent for service)


                                (610) 521-4400
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                   Copies to:

                           Raymond D. Agran, Esquire
                       Ballard Spahr Andrews & Ingersoll
                         1735 Market Street, 51st Floor
                     Philadelphia, Pennsylvania  19103-7599
                                 (215) 864-8524

                   CALCULATION OF ADDITIONAL REGISTRATION FEE
================================================================================

                                        Proposed        Proposed
                         Additional     maximum         maximum        Amount of
                         Amount         offering        aggregate      Additional
Title of securities      to be          price per       offering       Registration
to be registered         registered     share (1)       price          Fee
-------------------      ----------     ---------       ---------      ------------
Common Stock, $.001     1,500,000(2)     $6.16        $9,240,000.00    $2,725.80
  par value

---------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq SmallCap Market on December 8, 1997.

(2) This Registration Statement also relates to 1,500,000 shares of Common Stock, $.001 per value (the "Shares"), previously registered pursuant to a Registration Statement on Form S-8 and filed with the Securities and Exchange Commission ("SEC")(Registration No. 33-93392) with respect to the EPL Technologies, Inc. 1994 Stock Incentive Plan (the "Plan") and to an additional 1,500,000 Shares previously registered pursuant to a Registration Statement on Form S-8 filed with the SEC (Registration No. 333-09795) with respect to a past amendment to the Plan. The current filing is being made to reflect an increase of an additional 1,500,000 Shares in the number of Shares issuable under the Plan.

(3) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference.

         The following documents filed by EPL Technologies, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated into this registration statement by reference:

         1. The Registrant's Annual Report on Form 10-K, for the year ended December 31, 1996.

         2. The Registrant's Quarterly Reports on Form 10-Q, for the period ended March 31, 1997, June 30, 1997 and September 30, 1997.

         3. The Registrant's Current Reports on Form 8-K dated September 25, 1997, October 2, 1997 and October 24, 1997.

         4. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated April 30, 1996, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         5. All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.            Description of Securities.

           Not applicable.


Item 5.            Interests of Named Experts and Counsel.

           Not applicable.

Item 6.            Indemnification of Directors and Officers.

           Under Article 109 of the Colorado Business Corporation Act, as amended (the "CBCA"), the Company has the power to indemnify directors and officers under prescribed circumstances and subject to certain limitations, against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a director or officer of the Company if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

         Article V F. of the Company's Amended and Restated Articles of Incorporation, as amended, and Article VI of the Company's Bylaws, as amended, provide that the Company shall indemnify directors and officers of the Company against all expenses, liability and loss incurred as a result of such person's being a party to, or threatened to be made a party to, any proceeding (as defined, which includes any threatened proceeding) by reason of the fact that he or she is or was a director or officer of the Company or is otherwise the subject of any such proceeding by reason of that person's relationship with the Company, to the fullest extent authorized by the CBCA, if the person conducted the activities in question in good faith, reasonably believed that the conduct was in the Company's best interests or was not opposed to the Company's best interests and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Article VI of the Bylaws, as amended, further permits the Company to maintain insurance, at its expense, to protect itself and any such director or officer of the Company against any such expenses, liability or loss, whether or not the Company would have the power to indemnify such person against such expenses, liability or loss under the Bylaws, as amended. The Company has directors' and officers' liability insurance.

Item 7.            Exemption from Registration Claimed.

           Not applicable.

Item 8.            Exhibits.

         The following Exhibits are filed as part of this Registration
Statement:

         4.1        EPL Technologies, Inc. 1994 Stock Incentive Plan, as amended

         5          Opinion of Ballard Spahr Andrews & Ingersoll

         24.1       Consent of Deloitte & Touche LLP

         24.2       Consent of Ballard Spahr Andrews & Ingersoll (contained in
                    Exhibit 5)

         25 Power of Attorney (contained on signature page in Part II of the Registration Statement)

Item 9.            Undertakings.

         (a)     The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)         To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(l)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tinicum Township, Commonwealth of Pennsylvania, on December 8, 1997.

                                     EPL TECHNOLOGIES, INC.


                                     By: /s/ Paul L. Devine
                                        ---------------------------------------
                                         Paul L. Devine, Chairman, President and
                                             Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul L. Devine and Timothy B. Owen and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


    Signature                  Title                    Date
    ---------                  -----                    ----

/s/ Paul L. Devine     Chairman of the Board;      December 8, 1997
------------------      President and
Paul L. Devine          Chief Executive Officer
                       (Principal Executive Officer)



                       [signatures continue on next page]

                     [signatures continued from prior page


   Signature                Title                  Date
   ---------                -----                  ----

/s/ Robert D. Mattei        Director               December 8, 1997
--------------------
Robert D. Mattei


/s/ Ronald W. Cantwell      Director               December 8, 1997
----------------------
Ronald W. Cantwell


/s/ Timothy B. Owen         Secretary and          December 8, 1997
--------------------          Treasurer
Timothy B. Owen             (Principal Financial
                             and Accounting
                             Officer)

                             EPL TECHNOLOGIES, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                 EXHIBIT INDEX

Exhibit No.                                                       Page
-----------                                                       ----
     4.1           EPL Technologies, Inc.
                   1994 Stock Incentive Plan, as amended. . .

     5             Opinion of Ballard Spahr
                    Andrews & Ingersoll . . . . . . . . . . .

    24.1           Consent of Deloitte & Touche LLP . . . . .

    24.2           Consent of Ballard Spahr Andrews &
                    Ingersoll (contained in Exhibit 5). . . .

    25             Power of Attorney (contained on
                    signature page in Part II of the
                    Registration Statement) . . . . . . . . .